QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4, of our report dated March 15, 2010 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of LIN Television Corporation, which appears in LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading "Experts".

/s/ PricewaterhouseCoopers LLP

Hartford, CT
September 7, 2010

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM